Exhibit 10.2

DUCK CREEK TECHNOLOGIES, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Restricted Stock Award Agreement”), dated as of __________________, 20___ (the “Date of Grant”), is made by and between Duck Creek Technologies, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).

1.
Grant of Restricted Stock. The Company hereby grants to the Participant [●] restricted shares of Common Stock of the Company (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Award Agreement and the Plan.
2.
Vesting.

(a)
The Restricted Stock shall become vested as follows: (i) 25% of the shares of Restricted Stock shall vest on the first anniversary of Date of Grant; (ii) 25% of the shares of Restricted Stock shall vest on the second anniversary of Date of Grant; (iii) 25% of the shares of Restricted Stock shall vest on the third anniversary of the Date of Grant; and (iv) 25% of the shares of Restricted Stock shall vest on the fourth anniversary of the Date of Grant (each, a “Vesting Date”); provided that the Participant remains in continuous service with the Company or an Affiliate thereof through the applicable Vesting Date.

(b)
Except as set forth in Section 2(c) below, if the Participant’s service is terminated for any reason, (i) this Restricted Stock Award Agreement shall terminate and all rights of the Participant with respect to the shares of Restricted Stock that have not vested as of the date of termination shall immediately terminate, (ii) any such shares of Restricted Stock shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(c)
If the Participant’s service is terminated by the Company without Cause or by the Participant for Good Reason (to the extent such a term is included in this Restricted Stock Award Agreement for the Participant or in another individual agreement between the Company and the Participant), and provided that the Participant executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within sixty (60) days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) the shares of Restricted Stock that are scheduled to vest on the next applicable Vesting Date shall vest on the effective date of the release, (ii) this Restricted Stock Award Agreement shall terminate and all rights of the Participant with respect to the portion of the shares of Restricted Stock, if any, that do not vest in accordance with this Section 2(c) shall terminate with effect retroactive to the termination date and any such shares of Restricted Stock shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(d)
Notwithstanding anything to the contrary in this Restricted Stock Award Agreement or the Plan, in the event that the consummation of the initial public offering of the Company does not occur within five business days of the Date of Grant, all of the shares of Restricted Stock shall immediately terminate, and all of the shares of Restricted Stock shall be forfeited without the payment of any consideration. Neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such forfeited shares of Restricted Stock.
3.
Voting and Other Rights. The Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock (including the right to vote and the right to receive distributions or dividends). Notwithstanding the foregoing, (i) the Participant shall not have the right to transfer the shares of Restricted Stock prior to the date on which such shares of Restricted Stock become vested and (ii) any distributions or dividends that are declared with respect to the shares of Restricted Stock between the Date of Grant and the date on which such shares of Restricted Stock become vested shall be paid to the Participant at the time that such shares of Restricted Stock vest as set forth in Section 2 hereof, and will not be paid to the Participant in the event that the shares of Restricted Stock do not become so vested.
4.
Restricted Stock Award Agreement Subject to Plan. This Restricted Stock Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Restricted Stock Award Agreement and the Restricted Stock shall be final and conclusive.
5.
No Rights to Continuation of Service. Nothing in the Plan or this Restricted Stock Award Agreement shall confer upon the Participant any right to continue in the service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.
6.
Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the shares of Restricted Stock; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to any shares of Restricted Stock by net share settlement, pursuant to which the Company shall repurchase the largest whole number of shares of Restricted Stock having a Fair Market Value equal to the applicable tax obligations.
7.
83(b) Election. If the Participant makes the election permitted under Section 83(b) of the Code to be taxed with respect to the shares of Restricted Stock as of the Date of Grant, the Participant shall deliver a copy of such election to the Company within ten (10) days after filing notice of such election with the Internal Revenue Service, together with any required tax withholding. A form of such election is attached hereto as Exhibit A. The Participant hereby acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely the election permitted under Section 83(b) of the Code.

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8.
Legend on Certificates. The Participant agrees that any certificate issued for shares of Restricted Stock (or, if applicable, any book entry statement issued for shares of Restricted Stock) prior to the date on which such shares of Restricted Stock become vested shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE DUCK CREEK TECHNOLOGIES, INC. 2020 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DUCK CREEK TECHNOLOGIES, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND RESTRICTED STOCK AWARD AGREEMENT.

9.
Governing Law. This Restricted Stock Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
10.
Restricted Stock Award Agreement Binding on Successors. The terms of this Restricted Stock Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
11.
No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Award Agreement, neither this Restricted Stock Award Agreement nor any rights granted herein shall be assignable by the Participant.
12.
Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
13.
Severability. Should any provision of this Restricted Stock Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate

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judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
14.
Entire Agreement. This Restricted Stock Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
15.
Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
16.
Counterparts; Electronic Signature. This Restricted Stock Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic signature of this Restricted Stock Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
17.
Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
18.
Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of shares of Restricted Stock subject to this Restricted Stock Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
19.
Non-Competition.
a.
Participant acknowledges and agrees that, in the course of Participant’s employment with the Company and its Affiliates (collectively, the “Company Entities”), Participant has acquired and will acquire access to and become acquainted with information about the Company Entities that is non-public, confidential or proprietary in nature. Participant further acknowledges agrees that, in the course of Participant’s employment with the Company Entities, Participant has had and will have access to, and develop relationships with, customers at the time and expense of the Company Entities. Participant acknowledges that the Company Entities engage throughout the world in a highly competitive business and the success of the Company Entities in the marketplace depends upon the goodwill and reputation of the Company Entities, and that Participant has developed and will continue to develop such goodwill and reputation through substantial investment by the Company Entities. Participant acknowledges and agrees that reasonable limits on Participant’s ability to engage in activities competitive with the Company Entities are warranted to protect its substantial investment in developing and maintaining the Company Entities’ status in the marketplace, reputation and goodwill. Participant further acknowledges and agrees that, as part of Participant’s job duties and responsibilities for the Company Entities, Participant will be providing services for or on behalf of the Company Entities that are co-extensive with the entire geographic scope of the Company Entities’ business, and that because of the global nature and scope of these duties and responsibilities, and because of the

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global nature and scope of the Company Entities’ business and their focus on the Business (as defined below), Participant’s performance of these duties and responsibilities is not tied to any specifically designated territory or geographic region.
b.
While Participant is employed by the Company Entities and for a period of twelve (12) months following the termination of Participant’s employment for any reason, Participant agrees not to directly or indirectly, render advice or provide the same or similar services as those Participant provided to the Company Entities during the then-immediately preceding twenty-four (24) month period ending no later than the last day of Participant’s employment with the Company Entities, whether as an officer, director, employee, agent, consultant, contractor, shareholder partner or in any other capacity, to any Competitor (as defined below) in the Restricted Area (as defined below). Notwithstanding the foregoing, Participant shall not be prevented from providing services, as an officer, director, employee, agent, consultant, contractor, shareholder partner or otherwise, to a Competitor, if (i) the Competitor’s engagement in the Business representants no more than 10% of the Competitor’s annual revenue and (ii) Participant’s service relationship with such Competitor is restricted solely to one or more distinct portions of the operations and businesses of such Competitor, such distinct portions do not engage in the Business, and Participant undertakes not to, and does not, have any discussions with, or participate in, the governance, management or operations of such Competitor or any business segments thereof that engage in the Business.
c.
For purposes of this Section 19, the following terms have the meanings ascribed to them in this Section 19(c):

“Business” means the business of selling policy, billing, claims and/or reinsurance management software or services to property and casualty insurance companies.

“Competitor” shall mean any person or entity that engages in or is preparing to engage in the Business.

“Restricted Area” shall mean the geographical areas in which the Company Entities (i) are then, or, for purposes of Participant’s post-employment non-competition obligations, as of the last day of Participant’s employment with the Company Entities, actively marketing their products and services or (ii) have made a significant investment in time and money to prepare to market their products and services within the then-immediately preceding one (1)-year period ending no later than the last day of Participant’s employment with the Company Entities.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date set forth above.

DUCK CREEK TECHNOLOGIES, INC.

By: ____________________ _______

Print Name: ______________ _______

Title: ____________________ ______

[Signature Page to Restricted Stock Award Agreement]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement.

PARTICIPANT

Signature: ____________________

Print Name: ____________________

Address: ____________________

____________________

____________________

[Signature Page to Restricted Stock Award Agreement]

ELECTION TO INCLUDE RESTRICTED STOCK IN GROSS INCOME
UNDER §83(b) OF THE INTERNAL REVENUE CODE

The undersigned was granted shares of Restricted Stock (as defined below) of Duck Creek Technologies, Inc., a Delaware corporation (the “Company”) on _______________, 20__ (the “Date of Grant”). The undersigned hereby makes an election, pursuant to §83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation §1.83-2, to include in gross income for the 20__ taxable year the excess, if any, of the fair market value of the shares of Restricted Stock on the Date of Grant (as set forth in paragraph 6 below) over the amount, if any, paid for such property (as set forth in paragraph 7 below).

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned and the undersigned’s spouse:

Name:	_________________________________
Address:	_________________________________
SSN:	_________________________________

Spouse’s Name:	_________________________________
Address:	_________________________________
SSN:	_________________________________

2. A description of the property with respect to which the election is being made: _________ restricted shares of Class A common stock, $0.01 par value per share, of the Company (the “Restricted Stock”).

3. The date on which the property was transferred: the Date of Grant.

4. The taxable year for which such election is being made: Calendar Year 20__.

5. The restrictions to which the property is subject: The property is subject to forfeiture under the terms of a restricted stock award agreement between the undersigned and the Company, and may not be transferred prior to vesting.

6. The aggregate fair market value on the Date of Grant of the shares of Restricted Stock, determined without regard to any lapse restrictions: $______________.

7. The amount, if any, paid for such property: $0.00.

8. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulation §1.83-2(e)(7).

[Signature Page Follows]

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

Signature __________________________

Print Name: __________________________

Dated: ________________, 20__

In order to make an election under §83(b) of the Code, this election form must be executed by the elector within thirty (30) days after the Date of Grant. One copy of this form should be submitted to the Secretary of the Company and a second copy should be filed within thirty (30) days after the Date of Grant with the Internal Revenue Service Center with which the elector normally files the elector’s federal income tax return.